Filed Pursuant to Rule 424(b)(5)
Registration No. 333-204274

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	1,078,191 shares	N/A	N/A	N/A

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this prospectus supplement shall also cover any additional shares of the common stock of F.N.B. Corporation that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of F.N.B. common stock.
(2)	Pursuant to the Agreement and Plan of Merger, dated as of August 4, 2015, between F.N.B. Corporation and Metro Bancorp, Inc., on February 13, 2016, F.N.B. acquired Metro Bancorp through a merger of Metro Bancorp with and into F.N.B., with F.N.B. being the surviving corporation. At the effective time of the merger, outstanding equity awards with respect to shares of Metro Bancorp common stock held by former employees of Metro Bancorp were converted into equity awards with respect to shares of common stock of F.N.B., subject to appropriate adjustments to the number of shares and exercise price of the award. The number of shares registered hereunder represents the maximum number of shares of F.N.B. common stock issuable upon the exercise of such equity awards, subject to appropriate adjustments thereto.
(3)	These shares were registered under F.N.B.’s Registration Statement on Form S-4, as amended by Pre-Effective Amendment No. 1 (333-207334) (the “Form S-4”). All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Form S-4.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 18, 2015)

One North Shore Center

12 Federal Street

Pittsburgh, Pennsylvania 15212

(800) 555-5455

1,078,191 Shares

Common Stock, $0.01 Par Value

F.N.B. Corporation is offering 1,078,191 shares of its common stock, par value $0.01 per share, to certain former employees, including officers, of Metro Bancorp, Inc., who are participants in the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan. F.N.B. assumed that plan when it acquired Metro Bancorp, Inc. through a merger on February 13, 2016. As a result, the awards that were granted under the plan now relate to shares of F.N.B. common stock; and shares of F.N.B. common stock will be issued to the award holders upon exercise or settlement of their awards, instead of shares of Metro Bancorp, Inc. common stock. F.N.B. will receive the exercise price of the options (as adjusted to give effect to the merger) if and when they are exercised.

F.N.B. Corporation common stock is listed on the New York Stock Exchange under the symbol “FNB.”

Investing in our common stock involves risks. See “RISK FACTORS” on page S-1, and under similar headings in other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 24, 2016.

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both the prospectus supplement and the accompanying prospectus combined.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of such documents or as of the dates specified for such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references to “F.N.B. Corporation,” “F.N.B.”, the “Corporation,” “we,” “our” and “us” and similar terms mean F.N.B. Corporation and its subsidiaries; and references to “Metro Bancorp, Inc.” or “Metro” mean Metro Bancorp, Inc. and its subsidiaries.

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RISK FACTORS

Investing in F.N.B. Corporation common stock involves a number of different risks. We urge you to read and consider the risk factors and other disclosures relating to an investment in our securities described in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015, and the other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement. Before deciding whether to purchase any of our common stock, you should carefully consider those risks as well as the other information contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain statements regarding F.N.B.’s outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

These forward-looking statements involve certain risks, uncertainties and assumptions. The ability of F.N.B. to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and elsewhere, which are incorporated by reference in this prospectus supplement, as well as the factors identified below.

F.N.B.’s forward-looking statements are subject to the following principal risks and uncertainties:

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:

•	Changes in interest rates and valuations in debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of U.S. and global financial markets.

•	The impact of federal regulatory agencies that have oversight or review of F.N.B.’s business and securities activities, including the bank regulatory examination and supervisory process.

•	Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.

•	Slowing or reversal of the rate of growth in the economy and employment levels and other economic factors that affect our liquidity and the performance of our loan portfolio, particularly in the markets in which we operate.

•	Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

•	Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

•	Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles. We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.

•	Results of the regulatory examination and supervisory process.

•	Changes to regulations governing bank capital and liquidity standards, including the Dodd-Frank Act, Volcker rule, Dodd-Frank stress testing rules (DFAST) and Basel III initiatives.

•	Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and our operational or security systems or infrastructure, or those of third-party vendors or other service providers, and rapid technological developments and changes.

•	Business and operating results are affected by judgments and assumptions in our analytical and forecasting models, our reliance on the advice of experienced outside advisors and our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.

•	As demonstrated by our acquisitions, we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits. These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost or difficulties involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios; the extent of deposit attrition; and the potential dilutive effect to our current shareholders.

•	Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance, and the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•	Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

Forward-looking statements speak only as of the date made. Unless required by applicable law or regulation, F.N.B. undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT F.N.B. CORPORATION

F.N.B. Corporation, headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states and three major metropolitan areas including Pittsburgh, Baltimore, Maryland and Cleveland, Ohio. Following the merger of Metro with and into F.N.B. on February 13, 2016, F.N.B. has total pro forma assets of approximately $20.6 billion and more than 300 banking offices throughout Pennsylvania, Ohio, Maryland and West Virginia. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.’s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and, after the close of trading on February 12, 2016, is included in Standard & Poor’s MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index.

For additional information about F.N.B., see “Where You Can Find More Information,” beginning on page S-15. Customers, shareholders and investors can also learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

The address and telephone number of the principal executive offices of F.N.B. is One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, (800) 555-5455.

PLAN OF DISTRIBUTION

This prospectus supplement covers 1,078,191 shares of F.N.B. common stock that are reserved for issuance pursuant to outstanding option awards under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan, which were assumed by F.N.B. in connection with its acquisition of Metro. F.N.B. is offering shares of its common stock directly to the holders of those awards in accordance with the terms of the award agreements for those awards. F.N.B. is not using an underwriter in connection with this offering.

USE OF PROCEEDS

Upon exercise of the stock options awarded under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan, F.N.B. will receive the adjusted exercise price of those options, as described below. F.N.B. intends to use the proceeds from the option exercises for working capital and general corporate purposes.

DESCRIPTION OF THE PLAN

Introduction

This prospectus supplement contains an overview of plan participants’ rights under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan, which was assumed by F.N.B. Corporation upon completion of the merger of Metro Bancorp, Inc. with and into F.N.B. As a result of that merger, the awards granted under that plan relate to shares of F.N.B. common stock instead of shares of Metro Bancorp, Inc. common stock.

The description of the plan in this supplement is merely a summary of key terms and conditions of the plan. This prospectus supplement does not contain all of the terms and conditions of the official plan documents for the plan, and is expressly qualified by reference to the plan documents for the plan and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus supplement, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find Additional Information” on page S-15 for instructions on how to obtain copies of the plan documents.

Background Information About the Merger

On August 4, 2015, F.N.B. Corporation and Metro Bancorp, Inc. entered into an Agreement and Plan of Merger. The merger agreement provided for F.N.B. to acquire Metro by merger: Metro would merge with and into F.N.B., with F.N.B. being the surviving corporation. The merger agreement also addressed the treatment of the outstanding equity-based interests in Metro, such as the shares of Metro common stock and the stock options and other awards that are based on Metro common stock. F.N.B. and Metro agreed that when the parties merge, Metro would cancel all of its outstanding shares of common stock, and F.N.B. would issue shares of its common stock to the Metro shareholders as consideration. F.N.B. and Metro also agreed that the outstanding awards under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan would convert into awards relating to F.N.B. common stock and F.N.B. would assume the obligations of Metro under that plan.

As a result, when Metro merged into F.N.B. on February 13, 2016, the following changes to the outstanding shares of Metro common stock and stock plan awards occurred:

(1) Cancellation of Shares of Common Stock; Exchange Ratio

The outstanding shares of Metro common stock (excepting any shares held by F.N.B., Metro and their subsidiaries) were converted into the right to receive 2.373 shares of F.N.B. common stock for each cancelled share of Metro common stock, plus cash in lieu of any fractional shares of F.N.B. common stock that otherwise would be issued to the Metro shareholders. The exchange ratio of 2.373 shares of F.N.B. common stock for one share of Metro common stock represents the merger consideration payable by F.N.B. to the Metro shareholders. Shares of Metro common stock held by F.N.B., Metro and their subsidiaries were cancelled without exchanging any merger consideration.

(2) Treatment of Options

The outstanding options issued under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan no longer can be exercised for shares of Metro common stock. Each option was converted into an option to acquire shares of F.N.B. common stock under the same terms and conditions that were in effect immediately before the merger, except for the following adjustments made to reflect the exchange ratio:

•	The number of shares of F.N.B. common stock purchasable under the option will be equal to the number of shares of Metro common stock for which the option was previously exercisable multiplied by 2.373 (and rounded down to the nearest whole number of shares of F.N.B. common stock).

•	The exercise price will be equal to the exercise price per share in effect immediately before the merger divided by 2.373 (and rounded up to the nearest whole cent).

As mentioned above, F.N.B. assumed Metro’s obligations under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan once the merger was completed. F.N.B. will continue to administer the plan until all outstanding options are exercised or expire. No new options or other awards will be granted under the plan. This prospectus supplement is being sent to holders of currently outstanding awards under the plan who were former employees of Metro at the time of the merger.

Administration of the Plan

Since the merger, the plan is being administered by the Compensation Committee of F.N.B.’s Board of Directors. Subject to the terms of the plan, the Compensation Committee has the authority to interpret the terms of the plan and make all decisions related to the operation of the plan. The members of the Compensation Committee are recommended by the Nominating and Corporate Governance Committee of the Board of Directors in consultation with the Chairman of the Board of Directors, and approved by the full Board of Directors. The Compensation Committee is comprised of at least three members of F.N.B.’s Board of Directors who are not currently employees of F.N.B. The members of the Compensation Committee serve for such terms as the Board of Directors may determine and until their successors are duly qualified and appointed. The Compensation Committee is constituted to satisfy the disinterested administration standard set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. However, the Compensation Committee may have one member who does not qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, so long as such person does not vote on compensation-related matters.

Governing Law

To the extent not governed by federal law, the plan and the terms of all awards will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Non-Qualified and Unfunded Status of the Plan

The plan is unfunded and does not give the participants any rights that are superior to those of F.N.B.’s general creditors. The plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

Available Shares for the Plan

F.N.B. has reserved a total of 1,309,561 shares of its common stock for issuance pursuant to outstanding awards under the plan. This total includes the 1,078,191 shares which are being offered under this prospectus supplement. F.N.B. may settle any awards using newly issued shares of F.N.B. common stock, shares of F.N.B. common stock that are held in treasury or shares of F.N.B. common stock purchased on the open market or in private transactions.

Types of Awards Outstanding

The only awards outstanding under the plan are stock options, including incentive stock options (“ISOs”) and nonstatutory, or “non-qualified”, stock options (“NQSOs”). Each award is evidenced by an award agreement that specifies the number of shares subject to the award, the date of grant of the award, the vesting period and conditions to vesting, and the other terms and conditions of the award prescribed by Metro’s Compensation Committee.

Stock Options

Generally. A stock option allows its holder to purchase a certain amount of common stock at a fixed price, commonly referred to as the “exercise price,” during a prescribed period of time. The plan permitted Metro to grant either ISOs or NQSOs. The difference between an ISO and a NQSO is mainly based on how they are taxed. See “U.S. Federal Income Tax Consequences” beginning on page S-10 for more information about the tax treatment of ISOs and NQSOs.

Option Term. The term of a stock option is the period of time from the grant date to the date the option is scheduled to expire. The specific term of a stock option, whether it is an ISO or a NQSO, is set forth in the award agreement for the option. Under the plan, Metro was permitted to award options with term lengths of up to 10 years from the grant date. However, the maximum term length is limited to five years for an ISO grant to a participant who owns more than 10% of the total combined voting power of all classes of stock of Metro or any of its subsidiaries.

Unless otherwise specified in a participant’s award agreement, awards were granted with a vesting rate not exceeding 25% per year, with the first installment vesting one year after the date of grant, subject to any accelerated vested provided for in the award agreement. Each stock option must be exercised during a specified period following the date on which the award is granted (as provided in each participant’s award agreement); otherwise the stock option will be forfeited. All stock options under the plan held by Metro’s employees were vested and exercisable prior to the merger.

Exercise Procedure. To exercise a stock option, the participant must follow the procedures established by the Compensation Committee of F.N.B.

Payment Methods. Shares purchased upon exercise of a stock option must be paid for either in cash or by other means permitted under the plan or the participant’s award agreement.

Effect of Termination of Service

Termination of the participant’s employment has the following effect on the participant’s award:

Reason for Termination	Effect on Stock Option Award
Any termination (other than due to Retirement, death, disability or for “misconduct”)	If a participant’s employment is terminated (other than due to Retirement, death, or disability or for “misconduct”) all stock options held by the participant may be exercised for three months following termination.

Retirement	All stock options are exercisable for three years in the case of NQSOs or three months in the case of ISOs from Retirement, as defined in the Plan. However, if the remaining term is shorter than the specified post-termination exercise period at the time of Retirement, the stock option will only remain exercisable for that shorter period.

Death	All stock options are exercisable for three years following termination of employment due to death, provided that in order to receive ISO tax treatment for stock options exercised by the heirs or devisees of the participant, the participant’s death must have occurred while the participant was employed or within three months of termination and no stock option will be eligible for treatment as an ISO in the event the stock option is exercised more than one year following termination due to death. However, if the remaining term of the stock option is shorter than

Reason for Termination	Effect on Stock Option Award
three years at the time of termination of service, the stock option only will remain exercisable for that shorter period.

Total & Permanent Disability	All stock options are exercisable for up to one year following termination of employment due to disability, provided that no stock option will be eligible for treatment as an ISO in the event the stock option is exercised more than one year following termination due to disability. However, if the remaining term of the stock option is shorter than a year at the time of termination of service, the stock option only will remain exercisable for that shorter period.

For “misconduct”	All stock options that have not been exercised will expire and be forfeited.

In the case of terminations other than due to death, disability or for “misconduct”, at the close of the scheduled post-termination exercise period it is expected that such period will be extended for any then unexercised and outstanding stock options until February 13, 2017.

Nontransferability of Awards

A participant generally may not transfer his or her stock options in any manner.

Effect of Changes in Capital Structure of F.N.B.

If F.N.B. undergoes a change in par value, combination, split-up, reclassification, distribution of dividend payable in stock or the like, the Compensation Committee of F.N.B. is authorized to make an equitable adjustment to the number and kind of securities that may be delivered in respect of outstanding stock options, and may also make adjustments in the terms and conditions of the stock options.

No Employment or Other Rights Conferred by an Award

No award shall give the participant any of the rights of a shareholder of F.N.B. unless and until the shares of common stock subject to the award are, in fact, issued to such person in connection with such award. Nothing in a plan or any award granted pursuant to a plan will confer on a participant any right to be or to continue in the employ of F.N.B. or any of its subsidiaries or shall interfere in any way with the right of F.N.B. or any of its subsidiaries to terminate the employment of a participant at any time.

Tax Withholding Obligations

F.N.B. has tax withholding obligations that may arise relative to the awards granted under the plan. F.N.B. will deduct, withhold or require a participant to pay to F.N.B. an amount sufficient to satisfy the federal, state and local taxes (including the participant’s FICA obligation) required by law to be withheld upon the occurrence of a taxable event with respect to an award granted under the plan (e.g., exercise of an option). If permitted by the Compensation Committee of F.N.B. and the participant’s award agreement, F.N.B. may satisfy its tax withholding obligations by withholding from the exercise or settlement of the participant’s award, a number of shares of stock having a fair market value equal to the minimum statutory amount required to be withheld. Each participant should refer to his or her own individual award agreement for additional information about the tax withholding procedures that apply to his or her award.

U.S. Federal Income Tax Consequences

The following discussion is only a summary of the United States federal income tax consequences of outstanding awards under the plan. Because it is a summary, it may not contain all the information that may be important to each plan participant or that are based upon a participant’s individual circumstances. For example, this summary does not address all alternative minimum tax concerns. Statements made herein are based upon current provisions of the Internal Revenue Code, and the rules and regulations thereunder, to which participants should refer. No assurance can be given that legislative, regulatory or judicial changes will not occur (possibly with retroactive effect), which would modify the information below. This discussion relates only to United States federal income tax consequences as applied to awardees who are residents or citizens of the United States and does not address tax consequences under foreign, state, or local laws or estate tax consequences.

The following discussion was written on the understanding that it would be used to explain to each plan participant the general United States federal income tax consequences of the awards under the plan. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code. Each plan participant should consult an independent tax advisor as to the tax consequences of the various awards under the plan based on the participant’s particular circumstances.

Non-qualified Stock Options

A participant does not recognize income at the time of grant of a non-qualified stock option, and Metro would not have been entitled to a deduction at that time. When the non-qualified stock option is exercised, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, if any. The participant’s tax basis in these shares will equal the exercise price paid plus the amount recognized by the participant as ordinary income. F.N.B. will generally be entitled to a federal income tax deduction, in F.N.B.’s tax year in which the non-qualified stock option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds the shares acquired pursuant to the exercise of a non-qualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of these shares will be a long-term capital gain or loss. The participant’s holding period for the shares acquired upon the exercise of a non-qualified stock option will begin on the day following exercise.

Incentive Stock Options

A participant does not recognize income at the time of grant of an ISO, and Metro would not have been entitled to a deduction at that time. If the ISO is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee or deceased employee), the participant will not recognize any income and F.N.B. will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the exercise price may be includible in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of the shares acquired by exercise of an ISO within either two years of the date of grant or one year of the date of exercise, i.e. makes a “disqualifying disposition”, the participant will recognize ordinary income, and F.N.B. will be entitled to a deduction, equal to the excess of the fair market value of these shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares are disposed of after the two-year and one-year periods described above, F.N.B. will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Options which do not qualify for treatment as ISOs will be treated as non-qualified stock options.

Payment with Shares

When shares subject to an award are used to satisfy any minimum required tax withholding, the participant will generally recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the minimum required tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If the participant uses shares he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The tax basis of the balance of shares received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount the participant is required to recognize as income as a result of the exercise. The holding period for any excess shares will commence on the day following exercise. It should be noted, however, that if payment of the exercise price of an ISO is made with shares acquired by an earlier exercise of an ISO, and those shares have not been held for the required holding periods discussed above under “U.S. Federal Income Tax Consequences—Incentive Stock Options,” payment in shares will result in a disqualifying disposition, such that the participant will recognize ordinary income.

For More Information

Each participant should consult with his or her own tax advisor for information about how the participant’s awards will be taxed.

Expiration or Termination of the Plan; Term Length

The plan has a term of ten years, running from January 1, 2006 to December 31, 2015. The Plan terminated on December 31, 2015. The term of the plan is the period of time during which awards may be granted under the plan. However, F.N.B. does not intend to grant any new awards under the plan.

The expiration or termination of the plan does not affect the validity of any award that is outstanding or the expiration or termination date of any award.

DESCRIPTION OF F.N.B. CAPITAL STOCK

The following summary of F.N.B. capital stock, including the common stock to be issued upon exercise of the options, is not complete and is qualified by reference to the F.N.B. articles of incorporation and the F.N.B. bylaws. You are urged to read the applicable provisions of Florida law, the F.N.B. articles of incorporation and the F.N.B. bylaws and U.S. federal law governing bank holding companies carefully and in their entirety.

Common Stock

F.N.B. is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. As of February 15, 2016, there were 209,445,037 shares of F.N.B. common stock outstanding. As of December 31, 2015, F.N.B. had reserved 2,062,471 shares of common stock for issuance under its employee stock plans (excluding the equity-based compensation plans formerly sponsored by Metro) and dividend reinvestment and stock purchase plan. In addition, F.N.B. has reserved a total of 1,028,148 shares of common stock for issuance upon exercise of two warrants that were initially issued to the U.S. Department of the Treasury, all of which are immediately exercisable by the warrant holders that purchased the warrants form the U.S. Treasury in an auction process. The first warrant was issued by F.N.B. to the U.S. Department of the Treasury (the “U.S. Treasury”) under the Capital Purchase Program of the U.S. Treasury, expires on January 9, 2019 and is exercisable for up to 651,042 shares at an exercise price of $11.52 per share. The second warrant was originally issued by Annapolis Bancorp, Inc. to the U.S. Treasury under the Capital Purchase Program and was converted into a warrant to purchase shares of F.N.B. common stock upon F.N.B.’s acquisition of Annapolis Bancorp in April 2013. The second warrant expires in 2019 and, as of December 31, 2015, is exercisable for up to 377,106 shares of F.N.B. common stock at an exercise price of $3.24 per share.

Voting and Other Rights. The holders of F.N.B. common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon such matter. Directors are elected by a majority of votes cast (except in a contested election, in which case directors are elected by a plurality of votes cast), and each shareholder entitled to vote in an election of directors is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections of directors, shareholders do not have the right to cumulate their votes. In the event of a liquidation, holders of F.N.B. common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of shares of F.N.B. preferred stock then outstanding. F.N.B. common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Distributions. The holders of F.N.B. common stock are entitled to receive such dividends or distributions as the F.N.B. board of directors may declare out of funds legally available for such payments, subject to any prior rights of any of F.N.B.’s then outstanding preferred stock. F.N.B.’s payment of distributions is subject to the restrictions of Florida law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it had been dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. F.N.B. may pay stock dividends, if any are declared, from authorized but unissued shares.

As a holding company, F.N.B. relies primarily on dividends from its subsidiaries as a source of funds to meet its corporate obligations. F.N.B.’s ability to pay dividends to shareholders is largely dependent on dividends from its subsidiaries, principally its banking subsidiary, First National Bank of Pennsylvania. The right of F.N.B. to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of creditors of those subsidiaries. Under U.S. federal law, the amount of dividends that a national bank such as First National Bank of Pennsylvania may pay in a calendar year is dependent on the amount of net income for the current year combined with its retained net income for the two preceding years. Also, bank regulators have the authority to prohibit First National Bank of Pennsylvania from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.

Transfer Agent. The transfer agent and registrar for F.N.B.’s common stock is Computershare, P.O. Box 30170, College Station, TX 77842; telephone number (800) 368-5948.

Preferred Stock

F.N.B.’s board of directors is authorized to provide for the issuance by F.N.B. of up to 20,000,000 shares of preferred stock, par value $0.01 per share, without shareholder approval unless otherwise required. F.N.B.’s board of directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of F.N.B. preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of F.N.B. common stock. If so determined by F.N.B.’s board of directors, shares of F.N.B. preferred stock may have dividend, redemption, voting and liquidation rights that take priority over its common stock, and may be convertible into F.N.B. common stock.

Series E Preferred Stock. On October 31, 2013, pursuant to action by its board of directors, F.N.B. amended its articles of incorporation to fix the designations, preferences, limitations and relative rights of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock”). As of February 15, 2016, there were 110,877 shares of Series E Preferred Stock issued and outstanding.

The terms of the Series E Preferred Stock provide that holders of the Series E Preferred Stock are entitled to receive, if, when and as declared by the F.N.B. board of directors, non-cumulative cash dividends at a rate per annum equal to 7.25% payable quarterly in arrears. No dividends may be paid on F.N.B.’s common stock or other junior stock unless all the full dividends for the latest dividend period have been declared and paid on all outstanding shares of the Series E Preferred Stock. F.N.B. may, at its option, redeem the Series E Preferred Stock on or after February 15, 2024, in whole or in part, at a redemption price equal to the liquidation amount per share ($1,000) plus the per share amount of any declared and unpaid dividends. The Series E Preferred Stock is also redeemable at F.N.B.’s option upon the occurrence of certain events affecting the treatment of the Series E Preferred Stock for purposes of the capital adequacy guidelines or regulations of the Federal Reserve Board or other appropriate federal banking agency. In the event of a liquidation, dissolution or winding-up of F.N.B., the holders of the Series E Preferred Stock will be entitled to receive an amount per share equal to the liquidation amount per share ($1,000), plus any declared and unpaid dividends prior to the payment of the liquidating distribution, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any shares of capital stock ranking senior to the Series E Preferred Stock, but before any distribution of assets is made to holders of F.N.B. common stock or any other class or series of F.N.B. capital stock ranking junior to the Series E Preferred Stock with respect to distributions on liquidation, dissolution or winding-up.

Holders of the Series E Preferred Stock have no voting rights except in limited circumstances, including: the right to elect two directors, whose seats will be automatically added to the then-current board of directors of F.N.B. in certain circumstances where dividends have not been paid for six or more quarterly dividend periods; the right to vote on the authorization, creation or issuance of shares of a class or series of stock that is senior to the Series E Preferred Stock with respect to payment of dividends or as to distributions upon the liquidation, dissolution or winding-up of F.N.B.; the right to vote on amendments to the F.N.B. articles of incorporation which adversely affect the rights, preferences, privileges or special powers of the Series E Preferred Stock; and the right to vote on a binding share exchange or re-classification involving the Series E Preferred Stock or a merger or consolidation of F.N.B. unless the Series E Preferred Stock remains outstanding or is exchanged for preference securities that are not materially less favorable than the terms of the Series E Preferred Stock.

LEGAL MATTERS

The validity of the shares of F.N.B. common stock to which this prospectus supplement relates is being passed upon by James G. Orie, Chief Legal Officer of F.N.B.

EXPERTS

The consolidated financial statements of F.N.B. Corporation and subsidiaries appearing in our Annual Report (Form 10-K) for the year ended December 31, 2014 and the effectiveness of our internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access copies of our SEC filings on the SEC website at http://www.sec.gov and on the shareholder and investor relations page of our corporate website at www.fnbcorporation.com. Except for the SEC filings incorporated by reference in this prospectus supplement, none of the other information on those websites is part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

As noted above, we incorporate by reference into this prospectus supplement certain information in documents we file with the SEC, which means we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus supplement. Some information contained in this prospectus supplement has updated the information incorporated by reference, and some information filed subsequently with the SEC will automatically update this prospectus supplement. When we make future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents (excluding any portions of these documents that are deemed furnished but not filed for purposes of the Securities Exchange Act of 1934):

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	the portions of our definitive proxy statement on Schedule 14A filed on April 1, 2015 that are incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015;

•	our Current Reports on Form 8-K filed on April 2, 2015, May 6, 2015, May 21, 2015, May 27, 2015, August 4, 2015, August 7, 2015, October 5, 2015, October 27, 2015, December 22, 2015, January 11, 2016, January 15, 2016, February 19, 2016 and February 23, 2016;

•	the description of our common stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by F.N.B. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus supplement and prior to the termination of this offering, shall also be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof commencing on the date of the filing of such documents; provided, however, that we do not incorporate by reference any information that is deemed furnished but not filed for purposes of the Securities Exchange Act of 1934, unless we have stated that particular information is to be incorporated by reference into our registration statements.

Upon request, either orally or in writing, we will provide, without charge, a copy of any or all of the documents that are incorporated in this prospectus supplement by reference, including any exhibits that are specifically incorporated by reference into such documents. Any such request should be directed to our Corporate Secretary, at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, or by calling (800) 555-5455.

12 Federal Street

One North Shore Center

Pittsburgh, Pennsylvania 15212

(800) 555-5455

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Stock Purchase Contracts

Units

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock and depositary shares representing a 1/40th interest in a share of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, are listed on the New York Stock Exchange and trade under the ticker symbols “FNB” and “FNBPrE,” respectively.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and contained in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

The date of this prospectus is May 18, 2015.

i

ABOUT THIS PROSPECTUS

This document is a prospectus and is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under that registration statement, we may from time to time offer any combination of the following securities described in this prospectus in one or more offerings: common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts and/or units.

This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “F.N.B.,” the “Corporation,” “we,” “us,” “our” or similar references mean F.N.B. Corporation.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and in any prospectus supplement used in connection with an offering of our securities, including those risks identified under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or incorporated by reference into this prospectus or a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov and on our website at www.fnbcorporation.com. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus. You may also read and copy any documents we file with the SEC by visiting the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you may inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information in the documents we file with the SEC. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any later documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules). The SEC file number for these documents is 001-31940.

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, which we filed on February 27, 2015;

•	The portions of our definitive proxy statement on Schedule 14A, filed on April 1, 2015, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which we filed on May 8, 2015;

•	Our Current Reports on Form 8-K, filed on April 2, 2015 and May 6, 2015; and

•	The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating this description.

We will provide you, at no cost, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus (excluding the exhibits to those documents unless they have been specifically incorporated by reference into the requested document). You may request these documents from Shareholder Relations, 12 Federal Street, One North Shore Center, Pittsburgh, Pennsylvania 15212; telephone: (800) 555-5455.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate or complete as of any date except the date on the cover page of that document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995, and we are including this note for purposes of those safe harbor provisions. You can identify these forward-looking statements from our use of the words “may,” “will, “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect” and similar expressions. All statements in this prospectus and the information incorporated by reference herein not dealing with historical results are forward-looking and are based on various assumptions. Accordingly, those statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by those statements. Those risks and uncertainties include, but are not limited to, those which may be set forth in an accompanying prospectus supplement and under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014 and in the other periodic reports we subsequently file from time to time with the SEC. Our forward-looking statements are subject to the following principal risks and uncertainties:

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:

•	Changes in interest rates and valuations in debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of U.S. and global financial markets.

•	The impact of federal regulatory agencies that have oversight or review of our business and securities activities.

•	Actions by the Board of Governors of the Federal Reserve System, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.

•	Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.

•	Slowing or reversal of the rate of growth in the economy and employment levels and other economic factors that affect our liquidity and the performance of our loan and lease portfolio, particularly in the markets in which we operate.

•	Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

•	Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

•	Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles. We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.

•	Results of the regulatory examination and supervisory process.

•	Changes to regulations governing bank fees and business practices, capital and liquidity standards, including due to the Dodd-Frank Act, the Volcker rule of that act and Basel III initiatives.

•	Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and our operational or security systems or infrastructure, or those of third-party vendors or other service providers and rapid technological developments and changes.

•	Business and operating results are affected by judgments and assumptions in our analytical and forecasting models and our reliance on the advice of experienced outside advisors and our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.

•	As demonstrated by our acquisitions, we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits. These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost or difficulties involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios; the extent of deposit attrition; and the potential dilutive effect to our current shareholders.

•	Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance, and the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•	Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

F.N.B. CORPORATION

F.N.B. Corporation was formed in 1974 as a bank holding company. In 2000, the Corporation elected to become, and remains, a financial holding company under the Gramm-Leach-Bliley Act of 1999.

The Corporation is a diversified financial services company operating in six states and three major metropolitan areas, including Pittsburgh, Pennsylvania, Baltimore, Maryland and Cleveland, Ohio. As of March 31, 2015, the Corporation had 287 banking offices throughout Pennsylvania, Ohio, Maryland and West Virginia. The Corporation provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. Consumer banking provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. Wealth management services include asset management, private banking and insurance. The Corporation also operates Regency Finance Company, which had 73 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee as of March 31, 2015.

As of March 31, 2015, the Corporation had total assets of $16.3 billion, loans of $11.4 billion and deposits of $11.8 billion.

Our principal executive offices are located at 12 Federal Street, One North Shore Center, Pittsburgh, Pennsylvania 15212, and our telephone number is (800) 555-5455.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	For the three months ended March 31,		For the years ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges:
Excluding interest on deposits	11.26x	12.37x	11.85x	9.84x	8.92x	6.09x	4.90x
Including interest on deposits	5.27x	5.08x	5.10x	4.40x	3.49x	2.55x	2.13x

Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	7.67x	7.25x	7.51x	9.84x	8.92x	6.09x	4.90x
Including interest on deposits	4.49x	4.15x	4.27x	4.40x	3.49x	2.55x	2.13x

Note:	We calculate our ratio of earnings to fixed charges by adding income before income taxes plus fixed charges and dividing that sum by our fixed charges. Our fixed charges consist of interest expense and the portion of our rental expense deemed to represent interest. We calculate our ratio of earnings to fixed charges and preferred stock dividends by adding income before income taxes plus fixed charges minus preferred stock dividends and dividing that sum by our fixed charges. Our fixed charges for this ratio consist of interest expense, the portion of our rental expense deemed to represent interest and preferred stock dividends.

THE SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide to prospective investors each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered, the offering price or prices of the shares, dividend rights, voting rights, rights upon liquidation or dissolution, and other relevant rights with respect to the common stock offered for sale in any such offering. Our common stock is listed on the NYSE under the ticker symbol “FNB.”

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock, par value $0.01 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Warrants

We may sell warrants to purchase our debt securities, depositary shares, shares of preferred stock or shares of common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether your or our obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Stock Purchase Contracts

We may sell stock purchase contracts, including stock purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, depositary shares, preferred stock or common stock. The price of our debt securities or price per share of common stock or preferred stock, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may sell stock purchase contracts in such amounts and in as many distinct series as we wish. The applicable prospectus supplement will describe the terms of any stock purchase contracts.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we will use the net proceeds from the sale of any securities we sell for general corporate purposes, including working capital, acquisitions, capital expenditures and the repayment of indebtedness. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Corporation by Reed Smith LLP, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of F.N.B. Corporation and subsidiaries appearing in our Annual Report (Form 10-K) for the year ended December 31, 2014 and the effectiveness of our internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.